Exhibit 99.1

Ginkgo Bioworks Reports First Quarter 2025 Financial Results

Ginkgo provides an update on its restructuring, including progress towards its expanded $250 million cost savings target

Ginkgo and partners awarded $29 million contract by ARPA-H to develop distributed manufacturing of essential medicines using wheat germ cell-free expression systems

BOSTON, Mass – May 6, 2025 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”), which is building the leading platform for cell programming and biosecurity, today announced its results for the first quarter ended March 31, 2025. The update, including a webcast slide presentation with additional details on the first quarter, as well as supplemental financial information will be available at investors.ginkgobioworks.com.

First Quarter 2025 Financial Results
•First quarter 2025 Total revenue of $48 million, up from $38 million in the comparable prior year period, an increase of 27% primarily due to $7 million of non-cash revenue from the release of deferred revenue relating to the mutual termination of a customer agreement. Excluding this impact, Total revenue in the quarter was $41 million, an increase of 8% over the prior year period.
◦Excluding the $7 million non-cash deferred revenue release, first quarter 2025 Cell Engineering revenue of $31 million, up from $28 million in the comparable prior year period, an increase of 10%, primarily driven by growth with biopharma and government customers
◦First quarter 2025 Biosecurity revenue of $10 million, flat to $10 million in the comparable prior year period
•First quarter 2025 GAAP net loss of $(91) million, compared to $(166) million in the comparable prior year period
•First quarter 2025 Adjusted EBITDA of $(47) million, up from $(117) million in the comparable prior year period, driven by the increase in revenue as well as a decrease in operating expenses
•Cash, cash equivalents and marketable securities balance as of March 31, 2025 of $517 million

“We're starting the year on a solid base thanks to the significant restructuring efforts of the past year,” said Jason Kelly, co-founder and CEO of Ginkgo Bioworks. “Our Solutions business has become a trusted R&D service provider to the US Government and biopharma industry, meanwhile our Tools businesses have traction with existing offerings and are positioned to meet emergent opportunities in areas like AI, which are driving demand for large scale biological datasets. Through all of this, we are maintaining our commitment to achieving our cost reduction targets.”

Recent Business Highlights & Strategic Positioning
•Biotechnology remains a critical emerging technology area in the US and Ginkgo is well positioned to provide biosecurity and R&D services
◦Office of Science and Technology Policy (OSTP) Director Michael Kratsios and the National Security Commission on Emerging Biotechnology (NSCEB) report have both recently emphasized biotech as an area of national importance
◦We have 28 US Government projects across Cell Engineering and Biosecurity with ~$180M of contracted backlog and unfunded potential backlog
•Ginkgo’s Datapoints and Automation offerings are seeing new deals and opportunities emerging
◦Datapoints published GDPa1, an antibody developability dataset for 246 IgGs across 10 assays, generated using Ginkgo's high-throughput PROPHET-Ab platform
◦Automation signed a deal recently with Aura Genetics, our first diagnostics company customer
•We made progress on our objective to reach Adjusted EBITDA breakeven by the end of 2026
◦Ginkgo’s reduction in force and other cost cutting measures have achieved an annualized run-rate cost reduction of $205 million as of the first quarter of 2025, with a target to achieve $250 million in cost reduction by the end of the third quarter of 2025. Site consolidation efforts were substantially completed by the year ended 2024, with excess space available for sublease.

Full Year 2025 Guidance

•Ginkgo previously issued 2025 guidance for Total revenue of $160-$180 million, Cell Engineering revenue of $110-$130 million; and Biosecurity revenue of at least $50 million. Ginkgo updates its previously issued guidance solely to reflect the impact of the previously mentioned $7 million non-cash deferred revenue release in the first quarter to:
◦Total revenue of $167-$187 million in 2025;
◦Cell engineering revenue of $117-$137 million in 2025; and
◦Biosecurity revenue of at least $50 million in 2025.

Conference Call Details
Ginkgo will host a videoconference today, Tuesday, May 6, 2025, beginning at 5:30 p.m. ET. The presentation will include an overview of the first quarter of 2025, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.
Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:

+1 646 931 3860 (New York)
+1 301 715 8592 (Washington DC)
+1 305 224 1968 (Miami)
+1 312 626 6799 (Chicago)
+1 346 248 7799 (Houston)
+1 408 638 0968 (San Jose)
+1 564 217 2000 (Seattle)
+1 689 278 1000 (Orlando)

Webinar ID: 966 5095 4269

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our website at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Ginkgo Biosecurity is building and deploying the next-generation infrastructure and technologies that global leaders need to predict, detect, and respond to a wide variety of biological threats. For more information, visit ginkgobioworks.com and ginkgobiosecurity.com, read our blog, or follow us on social media channels such as X (@Ginkgo and @Ginkgo_Biosec), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks) or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, including with respect to our current expectations, operations and anticipated results of operations, both business and financial, including the timing for attaining Adjusted EBITDA breakeven, impacts of our restructuring, potential customer success, including successful application of our offerings by our customers, the regulatory landscape, and expectations with regard to revenue, including our ability to meet all milestones and achieve the maximum revenue available under certain of our customer arrangements, expenses, our full year 2025 outlook, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) our ability to realize near-term and long-term cost savings associated with our site consolidation plans, including the ability to terminate leases or find sub-lease tenants for unused facilities, (ii) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, including with respect to our solutions and tools offerings, (iv) the risk of downturns in demand for products using synthetic biology, (v) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (vi) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vii) the outcome of any pending or potential legal proceedings against Ginkgo, (viii) our ability to realize the expected benefits from and the success of our Foundry platform programs and Codebase assets, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, (x) the product development, production or manufacturing success of our customers, (xi) our exposure to the volatility and liquidity risks inherent in holding equity interests in other operating companies and other non-cash consideration we may receive for our services, (xii) the potential negative impact on our business of our restructuring or the failure to realize the anticipated savings associated therewith and (xiii) the uncertainty regarding government budgetary priorities and funding allocated to government agencies. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 25, 2025 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share data)

	As of March 31,	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$ 312,420	$ 561,572
Marketable securities	204,502	—
Accounts receivable, net	26,293	21,857
Accounts receivable - related parties	877	586
Prepaid expenses and other current assets	20,442	18,729
Total current assets	564,534	602,744
Property, plant and equipment, net	197,828	203,720
Operating lease right-of-use assets	383,394	394,435
Investments	32,173	48,704
Intangible assets, net	68,756	72,510
Other non-current assets	46,778	55,336
Total assets	$ 1,293,463	$ 1,377,449
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 11,267	$ 14,169
Deferred revenue	33,653	27,710
Accrued expenses and other current liabilities	70,747	65,387
Total current liabilities	115,667	107,266
Non-current liabilities:
Deferred revenue, net of current portion	80,378	98,783
Operating lease liabilities, non-current	434,561	438,766
Other non-current liabilities	15,430	16,576
Total liabilities	646,036	661,391
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	5	5
Additional paid-in capital	6,576,786	6,555,416
Accumulated deficit	(5,928,514)	(5,837,557)
Accumulated other comprehensive loss	(850)	(1,806)
Total stockholders’ equity	647,427	716,058
Total liabilities and stockholders’ equity	$ 1,293,463	$ 1,377,449

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share data)

	Three Months Ended March 31,
	2025	2024
Cell Engineering revenue	$ 38,230	$ 27,889
Biosecurity revenue	10,088	10,055
Total revenue	48,318	37,944
Costs and operating expenses:
Cost of Biosecurity revenue (1)	7,957	9,202
Cost of other revenue (1)	4,090	—
Research and development (1)	70,923	136,457
General and administrative (1)	49,043	70,287
Restructuring charges	5,273	—
Total operating expenses	137,286	215,946
Loss from operations	(88,968)	(178,002)
Other income (expense):
Interest income, net	6,081	11,711
Loss on investments	(3,693)	(2,544)
Change in fair value of warrant liabilities	—	940
Other income (expense), net	(4,289)	2,015
Total other income (expense)	(1,901)	12,122
Loss before income taxes	(90,869)	(165,880)
Income tax expense	88	31
Net loss	$ (90,957)	$ (165,911)
Net loss per share:
Basic	$ (1.68)	$ (3.31)
Diluted	$ (1.68)	$ (3.32)
Weighted average common shares outstanding:
Basic	54,241,619	50,111,460
Diluted	54,241,619	50,133,366
Comprehensive loss:
Net loss	$ (90,957)	$ (165,911)
Other comprehensive (loss) income:
Foreign currency translation adjustment	849	(3,035)
Unrealized gains on available-for-sale securities	107	—
Total other comprehensive (loss) income	956	(3,035)
Comprehensive loss	$ (90,001)	$ (168,946)

(1)Total stock-based compensation expense, inclusive of employer payroll taxes, was allocated as follows (in thousands):

	Three Months Ended March 31,
	2025	2024
Research and development	$ 9,184	$ 24,120
General and administrative	9,912	18,277
Cost of Biosecurity revenue	735	—
Cost of other revenue	969	—
Total	$ 20,800	$ 42,397

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$ (90,957)	$ (165,911)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,366	12,869
Stock-based compensation	20,431	40,782
Loss on investments	3,693	2,544
Change in fair value of notes receivable	5,285	—
Change in fair value of warrant liabilities	—	(940)
Change in fair value of contingent consideration	(1,302)	(926)
Non-cash lease expense	7,379	5,637
Non-cash in-process research and development	—	16,816
Other non-cash activity	149	(442)
Changes in operating assets and liabilities:
Accounts receivable	(4,693)	(6,770)
Prepaid expenses and other current assets	462	1,154
Operating lease right-of-use assets	3,675	—
Other non-current assets	(167)	(707)
Accounts payable, accrued expenses and other current liabilities	6,419	10,871
Deferred revenue, current and non-current	(12,471)	(2,912)
Operating lease liabilities, current and non-current	(4,790)	(4,097)
Other non-current liabilities	—	2,773
Net cash used in operating activities	(51,521)	(89,259)
Cash flows from investing activities:
Purchases of marketable debt securities	(191,182)	—
Purchases of property and equipment	(7,622)	(6,710)
Business acquisition	—	(5,400)
Other	120	—
Net cash used in investing activities	(198,684)	(12,110)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	70
Principal payments on finance leases	(207)	(294)
Contingent consideration payment	—	(621)

Net cash used in financing activities	(207)	(845)
Effect of foreign exchange rates on cash and cash equivalents	74	(157)
Net decrease in cash, cash equivalents and restricted cash	(250,338)	(102,371)

Cash and cash equivalents, beginning of period	561,572	944,073
Restricted cash, beginning of period	44,171	45,511
Cash, cash equivalents and restricted cash, beginning of period	605,743	989,584

Cash and cash equivalents, end of period	312,420	840,440
Restricted cash, end of period	42,985	46,773
Cash, cash equivalents and restricted cash, end of period	$ 355,405	$ 887,213

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Cell Engineering
Revenue	$ 38,230	$ 27,889
Costs and operating expenses:
Cost of other revenue	3,121	—
Research and development	48,670	81,898
General and administrative	18,027	38,244
Cell Engineering operating loss	(31,588)	(92,253)
Biosecurity
Revenue	10,088	10,055
Costs and operating expenses:
Cost of Biosecurity revenue	7,223	9,202
Research and development	—	120
General and administrative	8,050	11,951
Biosecurity operating loss	(5,185)	(11,218)
Total segment operating loss	(36,773)	(103,471)
Reconciling items to reconcile total segment operating loss to loss before income taxes:
Stock-based compensation (1)	20,800	42,397
Depreciation and amortization	15,366	12,869
Restructuring charges (2)	5,273	—
Carrying cost of excess space (net of sublease income) (3)	11,674	—
Merger and acquisition related expense (income) (4)	(918)	2,394
Acquired in-process research and development	—	16,871
Other (income) expense, net (5)	1,901	(12,122)
Loss before income taxes	$ (90,869)	$ (165,880)
(1)Includes $0.4 million and $1.6 million in employer payroll taxes for the three months ended March 31, 2025 and 2024, respectively.
(2)Restructuring charges primarily consist of employee termination costs from the reduction in force commenced in June 2024.
(3)The carrying cost of excess space includes base rent, common area maintenance charges, and real estate taxes associated with facilities the Company is not occupying, net of any sublease income from these spaces.
(4)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) legal, consulting, and accounting fees associated with acquisitions; (ii) post-acquisition employee retention bonuses; (iii) (gain)/loss from changes in the fair value of contingent consideration liabilities resulting from acquisitions; and (iv) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs.

(5)Includes interest income, interest expense, loss on investments, changes in fair value of certain assets and liabilities, and other gains and losses.

Ginkgo Bioworks Holdings, Inc.
Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
Net loss (1)	$ (90,957)	$ (165,911)
Interest income, net	(6,081)	(11,711)
Income tax expense	88	31
Depreciation and amortization	15,366	12,869
EBITDA	(81,584)	(164,722)
Stock-based compensation (2)	20,800	42,397
Restructuring charges (3)	5,273	—
Loss on investments	3,693	2,544
Change in fair value of warrant liabilities	—	(940)
Merger and acquisition related expense (income) (4)	(918)	2,394
Change in fair value of convertible notes	5,285	1,326
Adjusted EBITDA	$ (47,451)	$ (117,001)
(1)All periods include non-cash revenue when earned, including $7.5 million in the three months ended March 31, 2025 recognized pursuant to the termination of revenue contracts with BiomEdit.
(2)Includes $0.4 million and $1.6 million in employer payroll taxes for the three months ended March 31, 2025 and 2024, respectively.
(3)Restructuring charges primarily consist of employee termination costs from the reduction in force commenced in June 2024.
(4)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) legal, consulting, and accounting fees associated with acquisitions; (ii) post-acquisition employee retention bonuses; (iii) (gain)/loss from changes in the fair value of contingent consideration liabilities resulting from acquisitions; and (iv) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs. Not included in this adjustment are acquired in-process research and development expenses, which totaled zero and $16.9 million for the three months ended March 31, 2025 and 2024, respectively.